EXHIBIT 10.15

PLEDGE AND ASSIGNMENT OF STOCK
AND SECURITY AGREEMENT

THIS PLEDGE AND ASSIGNMENT OF STOCK AND SECURITY AGREEMENT (“Agreement”) is  made and entered into as of the 29th day of September, 2004, by the undersigned, Tri-S Security Corporation, a Georgia corporation (the “Borrower”), in favor of Robert Luther (the “Lender”);

W I T N E S S E T H:

WHEREAS, the Borrower and the Lender have entered into that certain Promissory Note, (the “Note,” the terms defined therein and not otherwise defined herein being used herein as therein defined), of even date herewith;

WHEREAS, pursuant to all of its obligations under the Note, Borrower desires to execute and deliver this Agreement to satisfy such obligations; and

WHEREAS, all capitalized terms used herein but not otherwise defined herein shall have the terms ascribed to them in that certain Agreement Regarding Notes and Preferred Shares dated of even date herewith among the Borrower, the Lender and others;

NOW, THEREFORE, for and in consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower covenants to and agrees with the Lender as follows:

1.             Pledge.  As security for the payment or performance, as the case may be, of the Secured Obligations (as hereinafter defined), the Borrower hereby creates, assigns, hypothecates, pledges and grants to the Lender, its successors and assigns, a security interest in all of the Borrower’s right, title and interest in and to the following property or interest in property of the Borrower, whether now owned or hereafter acquired or arising (the “Collateral”):

(a)           137 shares of capital stock of Paragon Systems, Inc. (the “Corporation”) evidenced by Certificates No.                                           , a copy of which is attached to and labeled as Exhibit “A” (the “Pledged Stock”) that are obtained directly or indirectly in the future by the Borrower;

(b)  all other property that may be delivered to and held by the Lender pursuant to the terms hereof;

(c) all payments of principal and interest, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the Pledged Stock or property referred to in clause (b) above;

(d) all rights and privileges of the Borrower with respect to the Pledged Stock or property referred to in clause (b) above; and

(e) all proceeds of any and all of the foregoing Collateral.

The Borrower will instruct the Corporation to register the transfer of the Collateral on the books of the Corporation and to give written confirmation, in form satisfactory to the Lender, to the Lender of the registration of the transfer of the Collateral.  The Borrower shall immediately deliver the certificates representing the Collateral to the Lender, accompanied by executed transfer powers in blank, if requested by the Lender, and by such other instruments or documents as the Lender or its counsel may reasonably request.

TO HAVE AND TO HOLD the Collateral, together with all rights, title, interests, powers, privileges and preferences pertaining or incidental thereto, unto the Lender, its successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

2.             Obligations Secured.  This Pledge Agreement is made, and the security interest created hereby is granted to the Lender, to secure prompt payment and performance when due of (i) all obligations, duties, and covenants of the Borrower as set forth in the Amended and Restated Parent Note in the principal amount of $1,462,450 dated of even date herewith and the Unamended Note in the principal amount of $398,850 dated February 24, 2004 (herein collectively the “Note”), and this Pledge Agreement; and (ii) any other debts or obligations of the Borrower to the Lender which state that such debts or obligations are secured hereby (collectively, the “Secured Obligations”).  The Borrower was formerly named Diversified Security Corporation and has amended its Articles of Incorporation to amend its name from Diversified Security Corporation to Tri-S Security Corporation.

3.             Representations and Warranties.  The Borrower hereby represents and warrants to the Lender that:  (a)  the Borrower is the legal and equitable owner of, and has the complete and unconditional authority to pledge, the Collateral in the manner hereby contemplated, and holds the same free and clear of all liens, charges, encumbrances and security interests of every kind and nature; that the Borrower will defend its title thereto against the claims of all persons whomsoever; and that no consent or approval of any person or entity or governmental body or regulatory authority, or of any securities exchange, was or is necessary to the validity of such pledge which has not been obtained; (b) the execution, delivery and performance by the Borrower of this Agreement will not violate the terms of the Articles of Incorporation for the Corporation and any articles of amendment to such Articles of Incorporation (collectively the “Articles”), the Bylaws for the Corporation and any amendments to such Bylaws (collectively the “Bylaws”) and any instrument, document or agreement to which the Borrower is a party, or by which the Borrower or any of its property is bound, or be in conflict with, result in a breach of or constitute (with giving of notice or lapse of time or both) a default under either the Articles or the Bylaws or any such instrument, document or agreement, or result in the creation or imposition of any lien upon any of the property or assets of the Borrower, except for the lien in favor of the Lender created hereby; (c) this Agreement constitutes the valid and legally binding obligations of the Borrower, enforceable in accordance with its terms; and (d) upon the possession of the Collateral by the Lender , the pledge created hereby constitutes a first priority perfected pledge of and security interest in the Collateral, and no other or further action is required on the part of the Lender to perfect, continue or protect the priority of  the pledge and security interest created hereby.

4.             Dividends; Voting Rights; Etc.

(a)           The Lender shall be entitled to receive, and upon the occurrence and during the continuance of any Default, retain any cash dividends or other cash distributions declared and paid to the Borrower as a shareholder of the Corporation.  Any and all liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the ownership interests of the Corporation, or received in exchange for Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Corporation may be a party or otherwise, shall be and become part of the Collateral pledged hereunder and, if received by the Borrower, shall forthwith be delivered to the Lender to be held subject to the terms of this Agreement.

(b)           Any dividends or distributions received by the Lender with respect to the Collateral and any and all money paid over to or received by the Lender pursuant to the provisions of this Section 4 shall be applied towards the Secured Obligations.  Any other property paid over to or received by the Lender pursuant to this Section 4 shall be retained by the Lender as Collateral and shall be applied in accordance with the provisions hereof.

(c)           The Lender, upon and after the occurrence of any Default hereunder, shall be entitled to exercise all voting rights and powers pertaining to the Collateral, and any and all proxies theretofore executed by the Borrower in favor of any Person other than the Lender shall terminate and thereafter be null and void.  The Lender, upon and after the occurrence of any Default hereunder, and at its election, is hereby irrevocably appointed to vote the Collateral as to any matter.

5.             Covenants With Respect to Collateral; Default.  The Borrower agrees with the Lender with respect to the Collateral as follows:

(a)           The Borrower covenants that it will cause any additional interests in the Corporation and any securities or property issued to or received by it with respect to any of the Collateral, whether for value paid by it or otherwise, to the extent certificated, to be forthwith deposited and pledged hereunder, in each case accompanied by proper confirmation of registration of the transfer on the books of the Corporation or by proper instruments of assignment duly executed in blank by the Borrower.

(b)           The Lender may hold any of the Collateral that is evidenced by a certificate, endorsed or assigned in blank or in the name of any nominee or nominees of the Lender, and the Lender may deliver any of the Collateral to the Corporation thereof for the purpose of making denominational exchanges or registrations or transfers or for such other purpose in furtherance of this Agreement as the Lender may deem desirable.

(c)           The Borrower will pay all taxes, assessments and other charges levied, assessed or imposed upon the Collateral when the same become due.

(d)           A “Default” shall exist hereunder if any of the following shall occur:  (i) the Borrower shall or shall attempt to encumber, subject to any further pledge or security interest, sell, transfer or otherwise dispose of any of the Collateral or any interest therein; (ii) any of the Collateral shall be attached or levied upon or seized in any legal proceedings, or held by virtue of any lien or distress; (iii) the Borrower shall fail or refuse to pay promptly all taxes and assessments upon any of the Collateral; (iv) the Borrower shall fail to perform any covenant or agreement set forth herein; (v) any representation, warranty or statement made by the Borrower under or in connection with this Agreement shall have been false or misleading in any material respect when made; (vi) the pledge and security interest created hereby shall cease for any reason to constitute a first priority perfected lien in the Collateral or any part thereof; or (vii) the Borrower shall fail to perform any of the Secured Obligations as defined in this Agreement.

6.             Remedies Upon Default.

(a)           If a Default shall have occurred, the Lender may sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate.  The Lender shall be authorized at any such sale (if, on the advice of counsel, it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of Stock Purchase, stay and/or appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Borrower will execute and deliver such documents and take such action as the Lender deems necessary or advisable in order that any such sale may be made in compliance with the law.

(b)           The Lender shall give the Borrower ten (10) days’ written notice of the Lender’s intention to make any such public or private sale or sale at any broker’s board or on any such securities exchange.  Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and shall state in the notice (if any) of such sale.  At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine.  The Lender shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given.  The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  In case sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.  As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

(c)           In addition to the rights and remedies provided herein and the Note, (herein collectively the “Loan Documents”) and otherwise available under any applicable law, whenever a Default shall have occurred, the Lender shall have all the rights and remedies of a secured party upon default under the Uniform Commercial Code as then in effect in the State of Alabama.

7.             Application of Proceeds of Sale and Cash.  The proceeds of a sale of the Collateral sold pursuant to Section 6 hereof or otherwise realized shall be applied by the Lender as follows:

First:  to the payment of all costs and expenses incurred by the Lender in connection with such sale, including, but not limited to, all court costs and the reasonable fees and expenses of counsel for the Lender in connection therewith and unpaid fees owing to the Lender under the Note;

Second:  to the ratable payment of accrued but unpaid interest on the Secured Obligations in accordance with the provisions of the Note;

Third:   to the ratable payment in full of the unpaid principal of the Secured Obligations;

Fourth:   to the ratable payment of all other Secured Obligations until all Secured Obligations have been paid in full; and

Fifth:      to the Borrower or to any other person then legally entitled thereto, of any remainder of such proceeds.

8.             Exercise of Powers.  The Lender shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Lender by the terms hereof, together with such powers as are reasonably incidental thereto.  The Lender may execute any of its duties hereunder by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

9.             Lender Appointed Attorney-in-Fact.  The Borrower hereby appoints the Lender as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Lender either may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.  Without limiting the generality of the foregoing, the Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Borrower representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same.

10.          No Waiver.  No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Lender preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

11.          Securities Law, Etc.  The Borrower recognizes that the Lender may be unable or shall determine that it is undesirable to effect a public sale of any or all of the collateral by reason of certain prohibitions contained in Federal and state securities laws, but may be compelled or determine that it is desirable to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, AGREES THAT ANY SUCH PRIVATE SALE SUBJECT TO SUCH CONDITIONS AND MADE IN ACCORDANCE WITH APPLICABLE LAW SHALL BE DEEMED TO HAVE BEEN MADE IN A COMMERCIALLY REASONABLE MANNER.  Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Lender were to place all or any part of the Collateral for private placement by an investment banking or similar firm, or if such firm purchased all or any part of the Collateral for its own account, or if the Lender placed all or any part of the Collateral privately with a purchaser or purchasers.  The Borrower further agrees to do or cause to be done all such other acts and things as may be requested by the Lender and necessary to make such private sale or sales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrower’s expense.

12.          Termination.  This Pledge Agreement will terminate when all of the Secured Obligations have been fully paid and performed by Borrower and all Secured Obligations of Borrower have terminated, at which time the Lender will, upon the Borrower’s request, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence the termination of the security interests or release of such Collateral, as the case may be.  Any such assignment shall be without recourse upon or warranty by the Lender.

13.          Binding Agreement; Assignment.  This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and to all holders of indebtedness secured hereby and their respective successors and assigns, except that the Borrower shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Lender as collateral under this Agreement.

14.          Governing Law; Amendments.  This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of Alabama.  This Agreement may not be amended or modified, nor may any of the Collateral be released or the pledge or security interest created hereby be extended, except pursuant to a writing signed by the parties hereto.

15.          Further Assurances.  The Borrower agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Lender may at any time request in connection with the administration and enforcement of this Agreement or relative to the Collateral or any part thereof or in order better to assure and confirm unto the Lender its rights and remedies hereunder.

16.          The Borrower’s Obligations Absolute, Etc.  The obligations of the Borrower under this Agreement shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations, any waiver, indulgence, renewal, extension, amendment or modification of or addition, consent or supplement to or deletion from or any other action or inaction under or in respect of the Note or any other Loan Document, or any of the other documents, instruments or agreements relating to the Secured Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof; (b) any lack of validity or enforceability of the Loan Documents, or any other documents, instruments or agreements referred to therein or any assignment or transfer of any thereof; (c) any furnishing of any additional security to the Lender, or its assignees or any acceptance thereof or any release of any security by the Lender or its assignees; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Borrower shall have notice or knowledge of any of the foregoing; or (f) any exchange, release or nonperfection of any other collateral, or any release, or amendment or waiver of or consent to departure from any guaranty or security, for all or any of the Secured Obligations.

17.          Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

18.          Notices.  Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto shall be in writing and shall be sent by certified or registered mail, return receipt requested, personal delivery against receipt or by telecopier or other facsimile transmission and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered when delivered against receipt or one Business Day after deposit in the mail, postage prepaid, or, in the case of facsimile transmission, when received at the office of the noticed party, addressed as follows:

(A)	If to the Lender:	Robert Luther
2115 Buckingham Drive
Hunstville, Alabama 35803

(B)	If to the Borrower:	3700 Mansell Road
Suite 220
Alpharetta, Georgia 30022

or to such other address as each party may designate for itself by like notice given in accordance with this Section 19.

19.          Acceptance.  The Borrower waives any requirement that the Lender acknowledge its acceptance of this Agreement.

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IN WITNESS WHEREOF, the Borrower has caused this Pledge Agreement to be duly executed under seal as of the day and year first above written.

Tri-S Security Corporation

		By:	/s/ Ronald G. Farrell
Its: Chief Executive Officer

STATE OF	)
) ss:
COUNTY OF	)

I, the undersigned Notary Public in and for said County in said State, hereby certify that Ronald G. Farrell, who is personally known to me and whose name is signed to the foregoing instrument as the Chief Executive Officer of Tri-S Security Corporation, a Georgia corporation,  acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer, executed the same voluntarily and with full authority on behalf of Tri-S Security Corporation on the date first therein set forth.

Given under my hand and official seal this the           day of                                  , 2004.

Notary Public
My Commission Expires: